UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 16, 2017

ZOOMPASS HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-203997	30-0796392
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

107 Atlantic Ave. , Suite 201 Toronto, Ontario M6K1Y2
(Address of Principal Executive Offices) (Zip Code)

(416) 452-5254
 (Registrant's telephone number, including area code)

UVIC, INC.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On September 6, 2016, Zoompass Holdings, Inc., formerly known as UVIC, Inc, (the "Company") filed its Form 8-K ("Original Form 8-K") to report the entry into an Agreement for the Exchange of Stock (the "Agreement") with Zoompass, Inc., an Ontario, Canada corporation, dated August 22, 2016 (the "Change of Control Transaction").  The Original Form 8-K did not include disclosure in Item 5.03 that the fiscal year end of the Company had been changed in connection with the Change of Control Transaction.  The remainder of Item 5.03 and all of the other Items in the Original Form 8-K remain the same.

Except to the extent expressly set forth herein, this amended Form 8-K speaks as of the filing date of the Original Form 8-K and has not been updated to reflect events occurring subsequent to the original filing date. Accordingly, this amended Form 8-K should be read in conjunction with our filings made with the Securities and Exchange Commission subsequent to the filing of the Original Form 8-K.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 22, 2016, the board of directors of the Company changed the Company's fiscal year end from March 31 to December 31, which change will be reflected in the Company's Annual Report on Form 10-K for the year ending December 31, 2016.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOOMPASS HOLDINGS, INC.
February 23, 2017	By: /s/ Brian Morales Brian Morales Chief Financial Officer